UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2006

The Boston Beer Company, Inc.
(Exact name of registrant as specified in its charter)

Massachusetts	001-14092	04-3284048
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

75 Arlington Street, Boston, MA	02116
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (617) 368-5000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

      At its meeting on February 16, 2006, the Compensation Committee of the Company's Board of Directors approved 2005 bonuses and set 2006 salaries for the Company's Chief Executive Officer, Martin F. Roper, and its Chairman, C. James Koch.

      The Committee approved a 2005 bonus for Mr. Roper of $225,000, based on the Committee's assessment of Mr. Roper's achievement against his 2005 performance targets and the overall 2005 performance of the Company.

The Committee set Mr. Roper's 2006 salary at $606,700, up from his 2005 salary of $567,000.

      The Committee approved a 2005 bonus for Mr. Koch of $250,000, based on the Committee's assessment of the overall 2005 performance of the Company, and set his 2006 salary at $250,000, up from his 2005 salary of $195,000.

The Committee also recommended, and the Board of Directors approved, the grant to Mr. Koch of an option for 15,000 shares under the Company's Employee Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Boston Beer Company, Inc.
(Registrant)

Date: February 17, 2006	/s/ William F. Urich

William F. Urich
Chief Financial Officer
(Signature)*

*Print name and title of the signing officer under his signature.

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